UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2026, at the Annual Meeting of the Shareholders of Telomir Pharmaceuticals, Inc. (the “Company”), the Company’s shareholders approved an amendment to the Company’s 2023 Omnibus Incentive Plan (the “Plan”) to (1) increase the number of shares reserved under the Plan from 6,500,000 to 11,500,000, and (2) to allow for the repricing of options or stock appreciation rights (“SARs”), including reducing the exercise or grant price of an outstanding options or SAR, as determined by the administrator of the Plan. Additional details about the Plan are set forth in the Company’s definitive proxy statement filed on February 19, 2026. The form of the Plan is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2026, at the Annual Meeting of the Shareholders of Telomir Pharmaceuticals, Inc. (the “Company”), the Company’s shareholders approved an amendment to the Bylaws of the Company to reduce the amount required for a quorum for an action by the Company’s shareholders adopted in a meeting to one-third. Copies of the amended bylaws are attached as Exhibit 3.1, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.07. Submission of a Matter to a Vote of Security Holders.

On March 23, 2026, Telomir Pharmaceuticals, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The record date for stockholders entitled to notice of the Annual Meeting was January 23, 2026 (the “Record Date”). As of the Record Date, there were 34,380,971 shares of common stock, no par value per share (“Common Stock”) of the Company outstanding. Each share of Common Stock represents one vote that could be voted on each matter that came before the Annual Meeting.

At the Annual Meeting, 17,589,062 shares of Common Stock were represented and voted by proxy, constituting a quorum for the Annual Meeting. The 17,589,062 votes represented equaled approximately 51.16% of the outstanding possible votes.

At the Annual Meeting, seven proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 19, 2026. Each proposal was approved by the Company’s stockholders, including the proposal to approve the acquisition of Teli Pharmaceuticals, Inc. (the “Acquisition”).

The final voting results were as follows:

Proposal 1

The Company’s stockholders approved the issuance of shares of Common Stock or other securities of the Company in connection with the Acquisition, which will represent more than 20% of the shares of Common Stock outstanding immediately prior to the Acquisition, pursuant to Nasdaq Listing Rule 5635(a), based on the voting results set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
17,022,302	116,825	35,091	414,844

Proposal 2

The Company’s stockholders elected Erez Aminov, Matthew Whalen, Edward MacPherson and Matthew Del Giudice, M.D., as directors of the Company to serve until the next Annual Meeting of Stockholders, or until his respective successor has been duly elected and qualified, based upon the voting results set forth below.

Nominee	Votes For	Votes Abstained	Broker Non-votes
Erez Aminov	17,085,766	88,452	414,844
Matthew Whalen	16,905,813	268,405	414,844
Edward MacPherson	16,906,208	268,010	414,844
Matthew Del Giudice, M.D.	16,692,605	481,613	414,844

Proposal 3

The Company’s stockholders approved the ratification of the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, based upon the voting results set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
17,201,263	374,046	13,753	-

Proposal 4

The Company’s stockholders approved amendments to the 2023 Omnibus Incentive Plan, based upon the voting results set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-votes
15,397,036	1,721,558	55,624	414,844

Proposal 5

The Company’s stockholders approved a proposal for an amendment to the Company’s bylaws.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
15,390,044	1,766,283	17,891	414,844

Proposal 6

The Company’s stockholders approved proposals to issue certain grants of options to non-executive members of the Company’s Board of Directors.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
15,295,016	1,870,669	8,533	414,844

Proposal 7

The Company’s stockholders approved a proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4, 5 and/or 6.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
16,028,895	1,539,483	20,684	4,082,815

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bylaws of Telomir Pharmaceuticals, Inc, as amended
10.1	Telomir Pharmaceuticals, Inc. 2023 Omnibus Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: March 27, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer